UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

ANTRIABIO, INC.
(Name of registrant in its charter)

Delaware	000-54495	27-3440894
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

890 Santa Cruz
Menlo Park, CA 94025
 (Address of principal executive offices)

(650) 241-9330
 (Registrant's telephone number)

_____________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 7, 2014, AntriaBio, Inc. (the “Company”, “we”, “us” and “our”) entered into a lease  agreement (the “Lease”) with SF Infinite Drive, LLC, a Delaware limited liability company (“Landlord”) for the lease of approximately 27,000 square feet of space consisting of, (i) approximately 10,300 square feet of office space, (ii) approximately 13,400 square feet of lab space and (iii) approximately 3,300 square feet of  clean room space. The Lease has a term of 72 months commencing on May 5, 2014.  The minimum rent payable by us per year will be approximately $342,262.00 during the first year, approximately $357,679.86 during the second year, approximately $368,410.26 during the third year, approximately $379,432.57 during the fourth year, approximately $390,846.45 during the fifth year and approximately $402,571.84 during the sixth year.  The Lease includes various covenants, indemnities, defaults, termination rights, security deposits and other provisions customary for lease transactions of this nature.

The foregoing description of the Lease is a summary of the material terms thereof and is qualified in its entirety by the complete text of the Lease, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On May 12, 2014, we issued the press release attached hereto as Exhibit 99.1 announcing the Lease.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits

EXHIBIT	DESCRIPTION
10.1	Lease
99.1*	Press Release, dated May 12, 2014

* The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTRIABIO, INC.

DATE: May 12, 2014	By:	/s/ Nevan Elam
Nevan Elam Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
10.1	Lease
99.1*	Press Release, dated May 12, 2014

* The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.